POINT.360.
                      NON-QUALIFIED STOCK OPTION AGREEMENT



         THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement"), is made as of the 26th day of September, 2001 by and between Point.360, a California corporation (the "Company"), and Haig S. Bagerdjian ("Optionee").

                                  R E C I T A L

         Pursuant to the 2000 Nonqualified Stock Option Plan (the "Plan") of the Company, the Board of Directors of the Company or a committee to which administration of the Plan is delegated by the Board of Directors (in either case, the "Administrator") has authorized the granting to Optionee as Chairman of the Board of the Company of a non-qualified stock option to purchase the number of shares of common stock of the Company specified in Paragraph 1 hereof, at the price specified therein, such option to be for the term and upon the terms and conditions hereinafter stated.

                                A G R E E M E N T

         NOW,   THEREFORE,   in   consideration  of  the  promises  and  of  the
undertakings of the parties hereto contained herein, it is hereby agreed:

         1. NUMBER OF SHARES; OPTION PRICE. Pursuant to said action of the Administrator, the Company hereby grants to Optionee the option ("Option") to purchase, upon and subject to the terms and conditions of the Plan, 55,000 shares of Common Stock of the Company ("Shares") at the price of $1.50 per share.

         2. TERM. Notwithstanding Optionee's earlier resignation as a director of the Company, and notwithstanding Section 6.2.2 of the Plan, this Option shall expire on the day before the fifth anniversary of the date of grant of the Option (the "Expiration Date"). The term "Affiliate" as used herein shall have the meaning as set forth in the Plan.

         3. SHARES SUBJECT TO EXERCISE. This Option shall be exercisable on the earlier of (i) one-twelfth at the end of each of the first twelve months of the Term commencing on September 30, 2001, provided that the termination of Optionee's position as Chairman of the Board of the Company has not become effective on or before such monthly vesting date; or (ii) the date on which the closing price of the Company's common stock is $5.00 or above for ten consecutive days.

         Once exercisable, the Option shall thereafter remain exercisable as to such Shares for the term specified in Paragraph 2 hereof.

         4. METHOD AND TIME OF EXERCISE. The Option may be exercised by written notice delivered to the Company at its principal executive office stating the number of shares with respect to which the Option is being exercised together with:

         (A) a check or money order made payable to the Company in the amount of the exercise price and any required withholding tax, if any; or

         (B) if expressly authorized in writing by the Administrator, in its sole discretion, at the time of the Option exercise, the tender to the Company of shares of the Company's Common Stock owned by Optionee having a fair market value not less than the exercise price, plus the amount of any applicable federal, state and local withholding taxes; or

         (C) if expressly authorized in writing by the Administrator, in its sole discretion, at the time of the Option exercise, the Optionee's full recourse promissory note in a form approved by the Company; or

         (D) if any other method such as cashless exercise is expressly authorized in writing by the Administrator, in its sole discretion, at the time of the Option exercise, the tender of such consideration having a fair market value not less than the exercise price, plus the amount of any applicable federal, state and local withholding taxes.

         Only whole shares may be purchased.

         The provisions of Section 9.2 of the Plan shall not be applicable to the exercise of the Option.

         5. LEGEND. All Shares received due to the exercise of an option granted under this plan shall bear a legend stating the restrictions, if any, on transfer provided for in any provision of this Agreement.

         6. TAX WITHHOLDING. As a condition to exercise of this Option, the Company may require Optionee to pay over to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of this Option. At the discretion of the Administrator and upon the request of Optionee, the minimum statutory withholding tax requirements may be satisfied by the withholding of Shares of Common Stock of the Company otherwise issuable to Optionee upon the exercise of this Option.

         7. TAX GROSS UP. If, as a result of this Option (including the exercise of this Option), the excise tax imposed by Section 4999 of the Internal Revenue Code is applicable to Optionee, the Company shall pay Optionee such amount as shall result in having Optionee receive and retain, after the excise tax and all taxes (including federal, state and local) on the gross up payments, determined by applying the highest marginal rates, the amount that Optionee would have received and retained had the excise tax not applied.

         8. NON-TRANSFERABILITY. Except with the express written approval of the Administrator, this Option may not be assigned or transferred except by will or by the laws of descent and distribution, and may be exercised only by Optionee during the Optionee's lifetime and after the Optionee's death, by the Optionee's personal representative or by the person entitled thereto under the Optionee's will or the laws of intestate succession.

         9. OPTIONEE NOT A STOCKHOLDER. Optionee shall have no rights as a stockholder with respect to the Common Stock of the Company covered by this Option until the date of issuance of a stock certificate or stock certificates to the Optionee upon exercise of this Option. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued.

         10. [Intentionally Omitted.]

         11. MODIFICATION AND TERMINATION. The rights of Optionee are subject to modification and termination in certain events as provided in Sections 6.1.1 and
6.1.10 of the Plan.

         12. RESTRICTIONS ON SALE OF SHARES. Optionee represents and agrees that upon the Optionee's exercise of this Option, in whole or in part, unless there is in effect at that time under the Securities Act of 1933 a registration statement relating to the Shares issued to the Optionee, the Optionee will acquire the Shares issuable upon exercise of this Option for the purpose of investment and not with a view to their resale or further distribution, and that upon such exercise thereof the Optionee will furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. Optionee agrees that any certificates issued upon exercise of this Option may bear a legend indicating that their transferability is restricted in accordance with applicable state and federal securities law. Any person or persons entitled to exercise this Option under the provisions of this Agreement, upon each exercise of this Option under circumstances in which Optionee would be required to furnish such a written statement, will also furnish to the Company a written statement to the same effect, satisfactory to the Company in form and substance.

         13. PLAN GOVERNS. This Agreement and the Option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan, as it may be construed by the Administrator. Optionee hereby acknowledges receipt of a copy of the Plan.

         14. NOTICES. All notices to the Company shall be addressed to the Corporate Secretary at the principal executive office of the Company at 7083 Hollywood Blvd., Suite 200, P.O. Box 1830, Hollywood, CA 90028, and all notices to Optionee shall be addressed to Optionee at the address of Optionee on file with the Company, or to such other address as either may designate to the other in writing. A notice shall be deemed to be duly given if and when enclosed in a properly addressed sealed envelope deposited, postage prepaid, with the United States Postal Service. In lieu of giving notice by mail as aforesaid, written notices under this Agreement may be given by personal delivery to Optionee or to the Corporate Secretary (as the case may be).

         15. SALE OR OTHER DISPOSITION. If Optionee at any time contemplates the disposition (whether by sale, gift, exchange, or other form of transfer) of any Shares acquired by exercise of this Option, the Optionee shall first notify the Company in writing of such proposed disposition and cooperate with the Company in complying with all applicable requirements of law, which, in the reasonable judgment of the Company, must be satisfied prior to such disposition.

         16. CORPORATE TRANSACTIONS. Notwithstanding any other provision of this Agreement or the Plan, in the event of a Corporate Transaction (as defined below), the Administrator shall notify Optionee as soon as practicable prior thereto, and the Option shall become immediately exercisable to the full extent theretofore not exercisable. A "Corporate Transaction" means a change in control of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of 35% or more of the outstanding voting securities of the Company, (ii) the Company shall be merged or consolidated with another corporation and as result of such merger or consolidation less than 65% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the Exchange Act) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation, (iii) the Company shall sell, lease, exchange or transfer substantially all of its assets to another corporation, entity or person which is not wholly-owned subsidiary,
(iv) a person (other than Optionee), as defined in Sections 13(d) and 14(d) (as in effect on the date hereof) of the Exchange Act, shall acquire 35% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record, in a single transaction or a series of related transactions by one person or more than one person acting in concert), or (v) the shareholders of the Company approve a plan or proposal for the liquidation or dissolution of the Company.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                    POINT.360


                                    By:

                                    /s/ Alan R. Steel
                                    -----------------------
                                    Alan R. Steel

                                    Its:

                                    Executive Vice President



                                    OPTIONEE:

                                    /s/ Haig S. Bagerdjian
                                    ----------------------
                                    Haig S. Bagerdjian

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                                    Social Security Number